Exhibit 4.20.1

Additional Agreement No.
to Agency Agreement No. 596-08-16 dated April 17th, 2008

Moscow	2008

Open Joint-Stock Company Long Distance and International Telecommunications Rostelecom, hereinafter referred to as “Rostelecom” represented by its Director General Mr. K.Yu. Solodukhin, acting on the basis of the Articles of Association, on the one part, and Public Joint-Stock Company “Southern Telecommunications Company”, hereinafter referred to as the “Operator”, represented by its Director General Mr. A.V. Andreev, acting on the basis of the Articles of Association, on the other part, jointly referred to as the “Parties”, have made this Additional Agreement to Agency Agreement No. 596-08-16 dated April 17th, 2008 as follows:

1.              In Clause 1.2 of the Agreement after the words “… means any legal…” the words “…(or individuals in cases prescribed by this Agreement)…” shall be added.

2.              Clause 2.1.3 shall be added to Article 2: “2.1.3. make on behalf of Rostelecom with individual users to whom long distance and international communication services were provided for three months (June, July and August 2008) for over 2,000 rubles per month on average, using one of the Agreement Forms approved by the Parties in compliance with Appendix No.1 hereto, an agreement for Rostelecom long distance and international communication services on condition of Rostelecom pre-selection as the communication operator providing such services”.

3.              Clause 2.1.4 shall be added to Article 2: “2.1.4. offer to individual users to whom long distance and international communication services were provided for three months (June, July and August 2008) for over 2,000 rubles per month on average, an application for pre-selection of Rostelecom as the long distance and international communication operator using the form approved by the Parties”.

4.              The services prescribed by Clauses 2.1.3 and 2.1.4 shall be provided by the Operator by December 15th, 2008.

5.              In Clause 3.1 of the Agreement the words “…specified in Clauses 2.1.1 and 2.1.2…” shall be replaced by “…specified in Clauses 2.1.1 — 2.1.4…”.

6.              Clause 5.1.4 shall be added to Article 5: “5.1.4. For each agreement signed for Rostelecom long distance and international communication services or sent application for pre-selection of Rostelecom as the long distance and international communication operator in compliance with Clauses 2.1.3 and 2.1.4 in the amount prescribed by Clause 6.1.1 hereof. Payment for each signed agreement/sent application shall be made only on condition of actual arrangement of pre-selection by Users of Rostelecom as an operator providing long distance and international communication services. The remuneration specified in this Clause shall include any expenses which the Operator incurs performing its obligations under Clauses 2.1.3 and 2.1.4 hereof”.

7.              Clause 6.1 of the Agreement shall be revised as follows: “6.1. Settlements between the Parties under Clauses 2.1.1 and 2.1.2 of the Agreement shall be made on a monthly basis and under Clauses 2.1.3 and 2.1.4 of the Agreement — one time after the campaign for individual users which did not pre-select Rostelecom as an operator providing long distance and international communication services as of September 01st, 2008, on the basis of this Agreement and the Operator’s Report on agency functions performance (“Operator’s Report”) in the forms given in Appendixes No.3, 4 and 5 hereto. Any cash assets owing to the Operator for performing its obligations under Clauses 2.1.3 and 2.1.4 shall be transferred to the Operator’s settlement account within 3 days after approval of the Operator’s Report (Appendixes No.4, 5).

8.              Clause 6.1.1 shall be added to Article 6: “6.1.1. The fee under Clause 5.1.4 for signing an agreement for long distance and international communication services/ sending an application for pre-selecting Rostelecom as an operator providing long distance and international communication services shall be calculated for each profitability category separately using the following formula:

So = K*Cd*D, where

So is an amount due for made agreements / signed applications in the reporting period to the Operator’s settlement account;

K is the number of made agreements / signed applications from the campaign start;

C is an amount due for one made agreement / signed application in compliance with the table below:

	Profitability	Share of made agreements / signed applications (%) and the corresponding fee (rub. with VAT)
Profitability category	criteria, rub. with VAT	up to 30%	31-40%	41-50%	51-60%	61-70%	71-80%	81-90%	91-100%
A	> 2, 001	150	160	170	190	260	360	460	710
B	501 — 2, 000	130	140	150	160	260	360	460	510
C	201 - 500	160	160	160	160	160	160	160	160
D	51 - 200	130	130	130	130	130	130	130	130
E	<50	80% of the average monthly ARPU for 3 months

d is a share of made agreements / signed applications as of December 15th, 2008 (%) of the total number of individual users — subscribers of the Operator and shall be calculated for each profitability category;

D is a coefficient from 0 to 1 defined by the Parties in compliance with the actual performance of targets for the number of made agreements / signed applications from the campaign start*

*The Parties have agreed the following target values:

Upon the Operator’s activities prescribed by Clauses 2.1.3 and 2.1.4 in respect of 51.5% and more of the total number of individual users - the Operator’s subscribers who did not pre-select Rostelecom as an operator providing long distance and international communication services as of September 01st, 2008, the coefficient D shall equal 1. Upon the Operator’s activities prescribed by Clauses 2.1.3 and 2.1.4 in respect of less than 51.5% of the total number of individual users - the Operator’s subscribers who did not pre-select Rostelecom as an operator providing long distance and international communication services as of September 01st, 2008, the coefficient D shall be calculated according to the formula D = d:. 51.5%.

The coefficients K, C and D shall be calculated on the basis of the obligations under Clauses 2.1.3 and 2.1.4 hereof by the Operator for each profitability category”.

9.              The first sentence of Clause 6.2 of the Agreement shall be revised as follows: “By the 8th day of the Accounting Period the Operator shall send to Rostelecom the Operator’s Report in the form given in Appendix No.3, a bill indicating the fee calculated in compliance with Clause 5.1. hereof and the expenses for reimbursement as well as copies of source documents confirming the amount and necessity of any incurred expenses”.

10.       Clause 6.2.1 shall be added to Article 6: “The Operator’s Reports in the forms given in Appendixes No.4 and 5 shall be filed by December 19th, 2008”.

11.       The following appendixes shall be added to Clause 10.6:

Appendix No.4. The form for the list of users with whom the procedure was changed for selecting an operator providing long distance and international telephone communication services with pre-selection of Rostelecom;

Appendix No.5. The form of the Operator’s Report on performance of the agency functions under Clauses 2.1.3 and 2.1.4 of Agency Agreement No. 596-08-16 dated April 17th, 2008.

12.       The Parties have agreed that the Operator shall compile and send to Rostelecom information on individual users — the Operator’s subscribers who confirmed in writing their selection of Rostelecom as an operator providing long distance and international telephone communication services on condition of pre-selection as of September 01st, 2008 within 5 days after signing of this Additional Agreement.

In compliance with this Clause Rostelecom shall pay the Operator the following remuneration:

•                  1 ruble (without VAT calculated at the rate effective on the billing date) for entry on one individual user who as of September 01st, 2008 pre-selected Rostelecom as an operator providing long distance and international telephone communication services in the responsibility area of each constituent territory of the Russian Federation where the Operator has a branch, and the number of such users is at least 51% of the total number of individual users - subscribers of the Operator in the corresponding constituent territory of the Russian Federation;

•                  5 rubles (without VAT calculated at the rate effective on the billing date) for entry on one individual user who as of September 01st, 2008 pre-selected Rostelecom as an operator providing long distance and international telephone communication services in the responsibility area of each constituent territory of the Russian Federation where the Operator has a branch, and the number of such users is over 51% of the total number of individual users - subscribers of the Operator in the corresponding constituent territory of the Russian Federation.

The Operator shall provide the information specified in this Clause in the form given in Appendix No.1 to this Additional Agreement. With the information in compliance with Appendix No.1 to this Additional Agreement the Operator shall send to Rostelecom a bill, an invoice and the acceptance report.

Rostelecom shall pay for the Operator’s services in compliance with this Clause by December 25th, 2008.

13.       The Parties have agreed that in case the pre-selection by any individual user of Rostelecom as an operator providing long distance and international communication services results in any additional expenses for such individual user (changing the connection category), Rostelecom shall reimburse such expenses for such individual users to the Operator according to the Operator’s rates (Appendix No.3 to this Additional Agreement).

By December 19th, 2008 the Operator shall send to Rostelecom a notice (list) of the Users specified in this Clause according to the form given in Appendix No.2 to this Additional Agreement as well as a bill, an invoice and the acceptance report. Rostelecom shall reimburse such expenses by December 25th, 2008.

14.       The Parties shall confirm all their other obligations under Agency Agreement No. 596-08-16 dated April 17th, 2008 not specified in this Agreement.

15.       This Agreement is made in duplicate with the same legal effect with one copy for each Party.

16.       This Agreement shall take effect from its signing by the Parties and shall remain in force till December 25th, 2008.

17.       Details and Signatures of the Parties:

ROSTELECOM: Rostelecom OJSC

Legal address: 191002, St. Petersburg, 15, Dostoevskogo Street.

Postal address: 344006, Rostov-on-Don, 152, Pushkinskaya Street

Rostelecom Southern Branch

TIN: 7707049388, BIC: 046015602, S/account: 40702810452000103144

C/account: 30101810600000000602 with the South-Western Bank SB RF, Rostov-on-Don;

OKONKh (All-Russian Classifier of Sectors of the National Economy): 52300, OKPO: 01152551, KPP: 616303001

Fax: (863 2) 66-50-87, Contact telephone numbers: (863 2) 264-06-36, 266-64-44.

OPERATOR: UTK PJSC:

Legal address: 350000, Krasnodar, 66, Karasunskaya Street

Postal address: 350000, Krasnodar, 66, Karasunskaya Street

TIN 2308025192, BIC 040349602

C/account 40702810330010120048 with Krasnodar Sberbank Branch 8619, Krasnodar

c/a 30101810100000000602,

OKPO 01151037, KPP 997750001

Fax: (861) 253-25-30, Contact telephone numbers: (861) 253-98-88, (861) 255-86-77

ROSTELECOM:	OPERATOR:

Director General	Director General

Rostelecom OJSC	Southern Telecommunications Company OJSC

Mr. K.Yu. Solodukhin	Mr. A.V. Andreev

, 2008	, 2008

Seal here	Seal here

Appendix No.1

to Additional Agreement No.          dated

to Agency Agreement No. 596-08-16 dated April 17th, 2008

Information on Users who Confirmed in Writing their Selection of Rostelecom as an Operator Providing Long Distance and International Telephone Communication Services in the Pre-selection Mode as of September 01st, 2008

Unique subscriber’s number ASP Course	Full name	Address of the subscriber’s number	Subscriber’s number: code, subscriber’s number xxxxxxxxxx	Fee for long distance and international traffic in June, rub.	Fee for long distance and international traffic in July, rub.	Fee for long distance and international traffic in August, rub.
1	2	3	4	5	6	7

ROSTELECOM:	OPERATOR:

Director General	Director General

Rostelecom OJSC	Southern Telecommunications Company OJSC

Mr. K.Yu. Solodukhin	Mr. A.V. Andreev

, 2008	, 2008

Seal here	Seal here

Appendix No.2

to Additional Agreement No.          dated

to Agency Agreement No. 596-08-16 dated April 17th, 2008

Form of the Notice of Changing the Category of the Users’ End Communication Network Device

NOTICE

       , 200

Hereby we inform you of changing the category of end communication network devices of the following Users:

No.	User’s name	Subscriber’s number address	User equipment number	Date of the category change	New category	Rate
1	2	3	4	5	6	7

ROSTELECOM:	OPERATOR:

Director General	Director General

Rostelecom OJSC	Southern Telecommunications Company OJSC

Mr. K.Yu. Solodukhin	Mr. A.V. Andreev

, 2008	, 2008

Seal here	Seal here

Appendix No.3

to Additional Agreement No.          dated

to Agency Agreement No. 596-08-16 dated April 17th, 2008

Amount of reimbursement for the works required in connection with changes in the selection method for subscribers to long distance and international telephone communication on condition of pre-selecting Rostelecom OJSC

	UTK Branch	For individual users living in cities, rub. (with VAT)	For individual users living in rural areas, rub. (with VAT)
1	2	3	4
1	Adygeya branch	80.00	80.00
2	Astrakhan branch	85.00	85.00
3	Volgograd branch	93.00	91.50
4	Kabardino-Balkaria branch	51.00	51.00
5	Kalmykia branch	81.00	81.00
6	Karachayevo-Cherkessian branch	60.00	50.00
7	Krasnodar branch	115.00	115.00
8	Rostov branch	100.00	100.00
9	North Ossetia branch	160.00	160.00
10	Stavropol branch	140.00	140.00

ROSTELECOM:	OPERATOR:

Director General	Director General

Rostelecom OJSC	Southern Telecommunications Company OJSC

Mr. K.Yu. Solodukhin	Mr. A.V. Andreev

, 2008	, 2008

Seal here	Seal here

Appendix No.4

to Agency Agreement No. 596-08-16 dated April 17th, 2008

The form for the list of users with whom the procedure was changed for selecting an operator providing long distance and international telephone communication services with pre-selection of Rostelecom OJSC

Profitability criterion	User’s name	Unique identifier (account number) of the user	Agreement number	Agreement date/ application signing date	User equipment installation address	Subscriber telephone number with ABC area	Average profitability of the user for 3 months (rub.)
1	2	3	4	5	6	7	8

ROSTELECOM:	OPERATOR:

Director General	Director General

Rostelecom OJSC	Southern Telecommunications Company OJSC

Mr. K.Yu. Solodukhin	Mr. A.V. Andreev

, 2008	, 2008

Seal here	Seal here

Appendix No.5
to Agency Agreement No. 596-08-16 dated April 17th, 2008

The Form of the Operator’s Report on Agency Functions Performance under

Clauses 2.1.3, 2.1.4 of Agency Agreement No.596-08-16 dated April 17th, 2008

UTK Branch	Profitability criteria in the segment, rub., with VAT	Number of made agreements / signed applications in the reporting period	% of coverage*	Cost per coverage	Coefficient D	Total for payment	VAT	Total with VAT
>2,001
from 501 to 2,000
from 201 to 500
	...	...	...	...		...	...	...
>2,001
...	from 501 to 2,000
from 201 to 500
TOTAL	>2,001
from 501 to 2,000
from 201 to 500

*     Note: the term “% of coverage” shall in this case mean a value defined as a relation of the number of individual users who confirmed in writing their pre-selection of Rostelecom OJSC as an operator providing long distance and international telephone communication services to the total number of individual users of long distance and international telephone communication services at a particular time.

ROSTELECOM:	OPERATOR:

Director General	Director General

Rostelecom OJSC	Southern Telecommunications Company OJSC

Mr. K.Yu. Solodukhin	Mr. A.V. Andreev

, 2008	, 2008

Seal here	Seal here